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                                  Exhibit (a)
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                             Joint Filing Agreement
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In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of
1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of NationsRent, Inc. This Joint Filing Agreement shall be filed as an Exhibit to the Amended Schedule 13D.

INVESTCORP S.A.

By:   /s/  Lawrence B. Kessler                        August 11, 2000
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     Name:  Lawrence B. Kessler
     Title:  Chief Administrative Officer


SIPCO LIMITED

By:   /s/  Lawrence B. Kessler                        August 11, 2000
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      Name:  Lawrence B. Kessler
      Title:  Director


NR HOLDINGS LIMITED

By:   /s/  Sydney J. Coleman                          August 11, 2000
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      Name:  The Director Ltd.
      Title:  Director


NR2 HOLDINGS LIMITED

By:   /s/  Sydney J. Coleman                          August 11, 2000
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      Name:  The Director Ltd.
      Title:  Director